UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North Saint Paul, Minnesota	55102	1-800-232-6522
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below with respect to the Notes and the Indenture (each as defined below) is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01                                           Other Events.

On January 11, 2016, Ecolab Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $400,000,000 aggregate principal amount of its 2.000% Notes due 2019 (the “2019 Notes”) and $400,000,000 aggregate principal amount of its 3.250% Notes due 2023 (the “2023 Notes” and together with the 2019 Notes, the “Notes”).  The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by the Third Supplemental Indenture, dated January 14, 2016 (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The 2019 Notes bear interest at a rate of 2.000% per annum, payable semiannually in arrears on January 14 and July 14 of each year, beginning on July 14, 2016. The 2019 Notes will mature on January 14, 2019 and are redeemable at the Company’s option in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

The 2023 Notes bear interest at a rate of 3.250% per annum, payable semiannually in arrears on January 14 and July 14 of each year, beginning on July 14, 2016. The 2023 Notes will mature on January 14, 2023 and are redeemable at the Company’s option in whole at any time or in part from time to time, at the redemption prices specified in the Indenture.

Under the Indenture, specified changes of control involving the Company, when accompanied by a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, constitute change of control repurchase events. Upon the occurrence of a change of control repurchase event with respect to the Notes, unless the Company has exercised its option to redeem the Notes, it will be required to offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture). The Indenture also provides for customary events of default, which include (subject in certain cases to a customary grace and cure periods), among others, nonpayment of principal or interest on the Notes; failure to comply with certain other covenants or agreements under the Indenture; and specified events of bankruptcy or insolvency. In the case of an event of default, the trustee or the holders of at least 25% in principal amount of the Notes then outstanding may declare all of the Notes to be due and payable immediately.

The Notes are senior unsecured and unsubordinated obligations of the Company and rank equally with all other senior and unsubordinated indebtedness of the Company from time to time outstanding.

The public offering price of the Notes was 99.838% of the principal amount of the 2019 Notes and 99.950% of the principal amount of the 2023 Notes. The Company received net proceeds (after deducting underwriting discounts and the Company’s offering expenses) of approximately $793.7 million and intends to use such net proceeds to repay commercial paper borrowings, which commercial paper borrowings were issued for general corporate and working capital purposes, and the Company’s term loan due 2016, and for general corporate and working capital purposes.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-201445) under the Securities Act of 1933, as amended, which was filed and became effective on January 12, 2015. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated January 11, 2016, together with the accompanying prospectus, dated January 12, 2015, relating to the offering and sale of the Notes.

The above description of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and the form of Notes is qualified in its entirety by reference to the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture and the Notes, each of which is incorporated herein by reference and are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively.

Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, certain of the Underwriters or their affiliates are agents and/or lenders on the Company’s multicurrency revolving credit facility, for which they received customary compensation.  JPMorgan Chase Bank, N.A. or its affiliate, J.P. Morgan Securities LLC, is a joint lead arranger and co-syndication agent and a lender under the Company’s multicurrency revolving credit facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated or one or more of its affiliates (a) acts as the administrative agent and is a joint lead arranger and lender under the Company’s multicurrency revolving credit facility and (b) acts as administrative agent and is a lender under the Company’s term loan.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. Certain of the Underwriters or their affiliates that have a lending relationship with the Company routinely hedge their credit exposure to the Company consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in the Company’s securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the issuance of the Notes pursuant to the registration statement on Form S-3 (File No. 333-201445), filed on January 12, 2015, the Company is filing a legal opinion as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, dated January 11, 2016, by and among the Company, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Exhibit 4.1

Indenture, dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on January 15, 2015.

Exhibit 4.2	Third Supplemental Indenture, dated January 14, 2016, between the Company and Wells Fargo Bank, National Association.
Exhibit 4.3	Form of Notes (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated January 14, 2016.
Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 above).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: January 14, 2016

	By:	/s/ David F. Duvick
	Name:	David F. Duvick
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 1.1	Underwriting Agreement, dated January 11, 2016, by and among the Company, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Exhibit 4.1

Indenture, dated January 12, 2015, between the Company and Wells Fargo Bank, National Association, incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on January 15, 2015.

Exhibit 4.2	Third Supplemental Indenture, dated January 14, 2016, between the Company and Wells Fargo Bank, National Association.
Exhibit 4.3	Form of Notes (included in Exhibit 4.2 above).
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated January 14, 2016.
Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 above).